Exhibit 21.1

Subsidiaries of Accellent Inc.

Accellent Corp. (Colorado)

American Technical Molding, Inc. (California)

Brimfield Acquisition Corp. (Delaware)

Brimfield Precision, LLC (Delaware)

CE Huntsville Holdings Corp. (Delaware)

Cycam, Inc. (Pennsylvania)

ELX, Inc. (Pennsylvania)

G&D, Inc. d/b/a Star Guide Corporation (Colorado)

Hayden Precision Industries, LLC (Delaware)

Kelco Acquisition, LLC (Delaware)

Machining Technology Group, LLC

Medis S.A. de C.V. (Mexico)

MedSource Technologies, Inc. (Delaware)

MedSource Technologies, LLC (Delaware)

MedSource Technologies, Newton Inc. (Delaware)

MedSource Technologies Pittsburgh, Inc. (Delaware)

MedSource Trenton, Inc. (Delaware)

Micro-Guide, Inc. (California)

National Wire & Stamping, Inc. (Colorado)

Noble-Met, Ltd. (Virginia)

Portlyn, LLC (Delaware)

Spectrum Manufacturing, Inc. (Nevada)

Star Guide Limited, d/b/a Star Guide-Europe (Ireland)

Tenax, LLC (Delaware)

Texcel, Inc. (Massachusetts)

Thermat Acquisition Corp. (Delaware)

UTI Corporation (Pennsylvania)

UTI Holding Company (Delaware)

UTI SFM Feinmechanik GmbH (Germany)

Venusa de Mexico, S.A. de C.V. (Mexico)

Venusa, Ltd. (New York)